Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-8
Asana, Inc.
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.00001 per share, 2020 Equity Incentive Plan	457(c) and 457(h)	9,414,923(2)	$37.96(4)	$357,390,477.08	.0000927	$33,130.10
Equity	Common Stock, par value $0.00001 per share, 2020 Employee Stock Purchase Plan	457(c) and 457(h)	1,882,984(3)	$32.27(5)	$60,763,893.68	.0000927	$5,632.82
Total Offering Amounts					$418,154,370.76		$38,762.92
Total Fee Offsets							N/A(6)
Net Fee Due							$38,762.92

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock (“Class A Common Stock”) that become issuable under the Registrant’s 2020 Equity Incentive Plan (“2020 Plan”) and the Registrant’s 2020 Employee Stock Purchase Plan (“ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected that results in an increase to the number of outstanding shares of Class A Common Stock.

(2)Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on January 31st of the preceding fiscal year, which annual increase is provided by the 2020 Plan.

(3)Represents an automatic annual increase equal to 1% of the total number of shares of the Registrant’s capital stock outstanding on January 31st of the preceding fiscal year, which annual increase is provided by the ESPP.

(4)Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange (“NYSE”) on March 17, 2022.

(5)Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Class A Common Stock as reported on the NYSE on March 17, 2022, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

(6)The Registrant does not have any fee offsets.